                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 21, 2002

                          SIERRA HEALTH SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Nevada                                      1-8865
----------------------------------          ----------------------------------
(State or Other Jurisdiction                  (Commission File Number)
        of Incorporation)

                                   88-0200415
                             ----------------------
                                 (IRS Employer
                              Identification No.)

         2724 North Tenaya Way
             Las Vegas, Nevada                               89128
------------------------------------------------       -----------------
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (702) 242-7000

                        Item 9. Regulation FD Disclosure

On Wednesday,  February 27, 2002,  members of senior management of Sierra Health
Services,  Inc.,  or Sierra,  are  scheduled  to appear at the  Lehman  Brothers
Healthcare   Conference.   Sierra's   presentation   is  expected  to  begin  at
approximately  10:15 a.m.  Eastern  Time.  Investors,  analysts  and the general public are invited to listen to the live presentation by dialing 800-553-3587 or for  international  callers,  303-713-7920.  A replay of the presentation may be accessed by dialing 800-625-5288 or for international callers, 303-804-1855. The access code is 1560988. A dial in replay of the call will be available for seven days beginning February 28, 2002.

Anyone listening to the Sierra management presentations will be presumed to have read Sierra's  Annual Report on Form 10-K for the year ended  December 31, 2000, and Quarterly  Reports on Form 10-Q for the periods  ended March 31, 2001,  June
30, 2001 and September  30, 2001.  Additionally,  an archive of Sierra's  fourth quarter,  2001 earnings call, originally broadcast on January 31 is available on the investors page of Sierra's website at www.sierrahealth.com. Listeners should review  cautionary  statements  under  "Management's  Discussion and Analysis of
Financial Condition and Results of Operations."

Any statements made or issued that are not historical facts are  forward-looking and should be  considered  in  connection  with  certain  cautionary  statements contained  in our  Current  Report  on Form  8-K  dated  March  20,  2001.  Such statements  are made  pursuant to the "safe  harbor"  provisions  of the Private
Securities  Litigation  Reform Act of 1995 and identify  important  risk factors that could cause our actual results to differ materially from those expressed in any projected, estimated or forward-looking statements relating to Sierra.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                           SIERRA HEALTH SERVICES, INC.
                                  --------------------------------------------
                                           (Registrant)

Date:  February 21, 2002                   /S/ PAUL H. PALMER
                                        --------------------------------------------
                                           Paul H. Palmer
                                           Vice President
                                           Chief Financial Officer and Treasurer
                                           (Chief Accounting Officer)